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Linda McDougall, Media Relations, 816-932-7542
Mark Barnett, Investor Relations, 816-701-4443

H&R BLOCK NAMES EXECUTIVES TO CFO, CIO POSITIONS

FOR RELEASE SEPT. 9, 2004

        KANSAS CITY, Mo. – H&R Block Inc. (NYSE:HRB) today named two officers to its executive team. William L. Trubeck will become the company’s executive vice president and chief financial officer effective Oct. 4, and Marc West was named senior vice president, chief information officer effective Sept. 13.

    Mr. Trubeck will be responsible for all aspects of financial management for the company. Having served as the chief financial officer as well as in other executive administrative positions of several public companies, Mr. Trubeck brings a wealth of experience and diverse background to his new position at H&R Block. Most recently, he was executive vice president of Waste Management Inc. in Houston, where he had also previously served as the company’s CFO and chief administrative officer. In addition, as CFO he has led the corporate financial, treasury, investor relations, strategic planning and other key financial activities for International Multifoods, SPX Corp., Honeywell Inc., White & Case, and Northwest Airlines Corp.

        “Bill brings the financial and business acumen that can enhance our executive management process,” said Mark A. Ernst, H&R Block’s chairman and chief executive officer. “His depth of experience will also benefit our already solid financial team.”

    Mr. Trubeck , 58, received his MBA from the University of Connecticut and a bachelor’s degree in business from Monmouth College in Illinois. He currently serves on the board of directors of Yellow Roadway Corp. in Overland Park, Kan., and Dynegy Inc. in Houston.

        As chief information officer, Mr. West will oversee the company’s technology delivery and strategy. He joins H&R Block from Electronic Arts, where he served as senior vice president and global chief information officer since 2000 of the Redwood City, Calif., company. There he built and led a world-wide technology team that was responsible for architecture, enterprise systems, infrastructure support, security and manufacturing, and distribution systems. The team provided both high volume traditional enterprise systems and Internet capabilities for EA.com, the fourth largest

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H&R Block Names CFO/CIO – page 2

internet site in terms of minutes providing online gaming for nearly 300,000 concurrent players nightly. Such systems enabled the company to meet its users’ high volume demand while also providing them a secure environment. West oversaw the annual distribution of more than 120 million units to more than 60 countries.

        In addition, Mr. West has more than 27 years experience in leading technology and business operations for other companies, including financial services firms such as Quick & Reilly, as well as Mobil Oil, Move.com and Oracle.

        “Marc’s diverse background blending retail distribution with financial services is a great addition to our leadership team. His proven experience in delivering high quality products across multiple distribution channels aligns well with our continuing commitment to provide a superior, secure environment to the more than 20 million clients using our online and retail services,” said Jeffery W. Yabuki, H&R Block’s executive vice president and chief operating officer.

    Mr. West, 45, received a master’s degree in human resource management from Golden Gate University in San Francisco, and a bachelor’s degree in computer science from the University of Maryland.

        Both Mr. West and Mr. Trubeck will be based at H&R Block’s headquarters in Kansas City, Mo.

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About H&R Block:

H&R Block Inc. (www.hrblock.com) is a diversified company with subsidiaries that deliver tax services and financial advice, investment and mortgage services, and business accounting and consulting services. H&R Block empowers clients to make tax and financial decisions by providing a unique combination of tax services, financial information and advice, and related products and services. The company’s mission is to help clients achieve their tax and financial objectives by serving as their tax and financial partner.

As the world’s largest tax services company, in 2004 H&R Block served more than 21 million clients in the U.S. and 12 countries. H&R Block Financial Advisors Inc. offers investment services and securities products. With approximately 1,000 financial advisors serving clients at approximately 360 branch offices, H&R Block Financial Advisors Inc. is a member NYSE, SIPC, a registered broker-dealer and investment advisor. H&R Block Inc. is not a registered broker-dealer and is not a registered investment advisor. H&R Block Mortgage Corp. offers a full range of retail mortgage services. Option One Mortgage Corp. provides mortgage services and offers wholesale mortgages through large financial institutions and a network of 24,000 independent mortgage brokers. RSM McGladrey Business Services Inc. and its subsidiaries serve mid-sized businesses and their owners with tax, accounting and business consulting services, as well as personal wealth management services.